UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AULT ALLIANCE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

ORIGINALLY SCHEDULED TO BE HELD ON DECEMBER 29, 2023

The following Notice of Change of Location, Date and Time of Annual Meeting of Stockholders (this “Notice”) supplements and relates to the original Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of Ault Alliance, Inc. (the “Company”), dated December 1, 2023, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders originally scheduled to be held on Friday, December 29, 2023. This Notice is being filed with the Securities and Exchange Commission on December 29, 2023 and is being mailed to stockholders on or about January 2, 2024.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION, DATE AND TIME

OF ANNUAL MEETING OF STOCKHOLDERS

ORIGINALLY SCHEDULED TO BE HELD ON DECEMBER 29, 2023

To the Stockholders of Ault Alliance, Inc.

NOTICE IS HEREBY GIVEN that the location, date and time of the Annual Meeting of Stockholders (the “Annual Meeting”) of Ault Alliance, Inc. (the “Company”) has been changed. You are hereby advised that the Annual Meeting will be held on Friday, January 12, 2024 at 9:00 A.M. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/MXV24TS. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to vote on the proposals before the stockholders at the Annual Meeting if you were a stockholder as of the close of business on November 22, 2023, the record date. This Notice of Change of Location, Date and Time of Annual Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at www.envisionreports.com/AULT for registered holders and http://www.edocumentview.com/AULT for street holders. To vote on or before the Annual Meeting, you must have your control number that is shown on the proxy card accompanying the Proxy Statement. Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with the Proxy Statement. Proxies submitted electronically or by telephone must be received by 11:59 pm PT on January 11, 2024. Proxies submitted by mail should be received before 9:00 a.m. PT on January 12, 2024.

You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Ault Alliance, Inc., 11411 Southern Highlands Pkwy, Suite 240, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

By Order of the Board of Directors,

/s/ Milton C. Ault, III
Milton C. Ault, III
Executive Chairman of the Board

December 29, 2023